UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 10, 2014

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-69494 (Commission File Number)	13-3025550 (IRS Identification No.)

555 Theodore Fremd Avenue, Rye, NY 10580

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On November 12, 2014, Global Gold Corporation issued a press release announcing that on November 10, 2014, the International Center for the Settlement of Investment Dispute Resolution delivered a Final Award in the matter of Global Gold Corporation (“Global Gold”) vs. Caldera Resources related to the Marjan Gold mine in Armenia awarding Global Gold over $10,800,000 USD plus additional relief including penalties and interest at 9%. The Final Award also included $3,000,000 in compensatory damages and $1,000,000 in punitive based on Vasilios Bill Mavridis defamatory publications against Global Gold and its principals, all as more particularly described in the attached exhibits.

The Final Award was certified for purposes of Article I of the United Nations New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards and for purposes of the Federal Arbitration Act. The evidentiary hearing was held on September 10, 2014 in New York City as an inquest. Vasilios Bill Mavridis and counsel for Caldera as well as Caldera witnesses were afforded the opportunity to appear and testify under oath as well as be subject to cross examination in person, via skype, or other technology; they did not appear, and asked the arbitration to rely on their written submissions.

Despite having raised substantial funds to pay Global Gold and develop Marjan as agreed, Caldera began to renege on its commitments in late summer of 2010, and attempted to acquire Global Gold’s other mining assets in Armenia. “no accounting or substantiation of Caldera’s expenditures has been provided…. Global Gold has provided evidence of how much Caldera’s non-payment has damaged its operations and ability to function. In addition, Global Gold provided evidence that Caldera and Bill Mavridis understood that non-payment was damaging to Global Gold’s operations and actively tried to take advantage of that to acquire Global Gold’s assets and harm it.”

Regarding the defamatory attacks, the Final Award also states: “the evidence showed that Caldera and Bill Mavridis were acting with spiteful intent by publishing defamatory materials through the course of the arbitration in an attempt to create leverage for their own commercial advantage to harm the Global Gold side and acquire their mining assets at reduced prices. (Exs. 413 and 414). I have also been able to observe the demeanor of the concerned parties and find that the Caldera side acted with actual personal malice toward the Global Gold side, to the extent that a security guard had to be included at several points during the hearings based on the behavior of Bill Mavridis. While, some of the publications such as those making complaints to the SEC, PCAOB and other regulators purport to be in the public service, I find that they were issued maliciously to gain improper personal and business advantages, and without any regard to the truth.”

“Further, the undisputed evidence showed that there is no difference between what Caldera published on its website, www.calderaresources.com and what Bill Mavridis published on his personal and other websites including the www.gbgd-armenia-mining-blogspot.com site and the www.protestgbgd.com site. While in some instances he claimed to be acting as a whistleblower and in others as a goodwill ambassador of an Armenian environmental organization, he was in fact acting in his and Caldera’s own commercial and personal interests and in bad faith. The Caldera side’s unauthorized use of the Global Gold trading symbol in internet addresses, search terms and other places was improper and designed with the intent to more broadly spread defamatory material.”

Item 9.01      Exhibits

Exhibit No.	Description

10.1	International Center for Investment Dispute Resolution Final Award on November 10, 2014 in Favor of Global Gold Corporation against Caldera Resources Regarding Marjan Property.

99.1

Press release of Global Gold Corporation the International Center for Investment Dispute Resolution issues a Final Award and Rules in Favor of Global Gold Against Caldera Resources on Marjan Gold Mine in Armenia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Gold Corporation

Dated: November 13, 2014	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer

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